Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

U.S. Gold Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, $0.001 par value per share	(1)	(1)	(1)	(1)	-	-	-	-	-	-
Fees to Be Paid	Equity	Preferred Stock, $0.001 par value per share	(1)	(1)	(1)	(1)	-	-	-	-	-	-
Fees to Be Paid	Other	Warrants	(1)	(1)	(1)	(1)	-	-	-	-	-	-
Fees to Be Paid	Other	Units	(1)	(1)	(1)	(1)	-	-	-	-	-	-
Fees to be Paid	Unallocated (Universal) Shelf	(2)	457(o)	(2)	(3)	$51,535,115(4)	$153.10 per $1,000,000	$7,890.03	-	-	-	-
Fees to be Paid	Equity	Common Stock, $0.001 par value per share, issuable upon the exercise of warrants	457(a)	192,370(5)	$8.00(6)	$1,538,960	$153.10 per $1,000,000	$235.61	-	-	-	-
Fees to be Paid	Equity	Common Stock, $0.001 par value per share, issuable upon the exercise of warrants	457(a)	625,000(7)	6.16(6)	$3,850,000	$153.10 per $1,000,000	$589.44	-	-	-	-
Fees Previously Paid	-	-	-	-	-	-	-	-	-	-	-	-
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, $0.001 par value per share, issuable upon the exercise of warrants (7)	415(a)(6)	870,000(8)	$6.16(6)	$5,359,200	-	-	S-3	333-262415	May 12, 2022	$496.80(9)
Carry Forward Securities	Equity	Common Stock, $0.001 par value per share, issuable upon the exercise of warrants (7)	415(a)(6)	728,850(10)	$9.50(6)	$6,924,075	-	-	S-3	333-262415	May 12, 2022	$641.86(9)
Carry Forward Securities	Unallocated (Universal Shelf)	(8)	415(a)(6)	(4)	-	$80,792,650	-	-	S-3	333-262415	May 12, 2022	$7,677.11(9)
Total Offering Amounts						$150,000,000(9)	$153.10 per $1,000,000	$22,965.00(9)
Total Fees Previously Paid								$8,815.77
Total Fee Offsets								-
Net Fee Due								$14,147.23

(1)	Pursuant to Instruction 2.A(iii)(b) of Item 16(b) of Form S-3, this information is not required to be included.

(2)	Consists of up to $150,000,000 of an indeterminate amount of common stock, preferred stock, warrants and/or units to be registered under a universal shelf in connection with this registration statement, including securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold under this registration statement. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Any securities registered hereunder may be sold separately or with the other securities registered hereunder.

(3)	Under this registration statement, the proposed maximum aggregate offering price per unit will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered under this registration statement and is not specified as to each class of security pursuant to Instruction 2(A)(iii)(b) of Item 16(b) of Form S-3 under the Securities Act.

(4)	Estimated pursuant to Rule 457(o) under the Securities Act. In no event will the aggregate offering price of the securities sold by the registrant from time to time under this registration statement exceed $150,000,000. No separate consideration will be received for common stock or other securities of the registrant that may be issued upon conversion of, or in exchange for, convertible or exchangeable preferred stock registered under this registration statement.

(5)	Consists of shares of common stock issuable upon the exercise of 192,370 outstanding warrants with an exercise price of $8.00 per share (the “February 2022 Warrant Shares”), which are being registered in connection with this registration statement. Such warrants were previously issued and sold pursuant to a registration statement on Form S-3 (File No. 333-253165), which was declared effective on February 25, 2021 (the “2021 Registration Statement”) and superseded by a registration statement on Form S-3 (File No. 333-262415) declared effective on May 12, 2022 (the “2022 Registration Statement”), but the February 2022 Warrant Shares were not registered under the 2022 Registration Statement.

(6)	Calculated pursuant to Rule 457(g) under the Securities Act.

(7)	Consists of shares of common stock issuable upon the exercise of 625,000 outstanding warrants with an exercise price of $6.16 per share (as amended on April 10, 2023), which are being registered in connection with this registration statement (the “March 2022 Warrant Shares”). Such warrants were previously issued and sold pursuant to the 2021 Registration Statement, which was declared effective on February 25, 2021 and superseded by the 2022 Registration Statement declared effective on May 12, 2022, but the March 2022 Warrant Shares were not registered under the 2022 Registration Statement.

(8)	Consists of shares of common stock issuable upon the exercise of 870,000 outstanding warrants with an exercise price of $6.16 per share, which are being registered in connection with this registration statement (the “April 2023 Warrant Shares”). Such warrants were previously issued and sold pursuant to the 2022 Registration Statement.

(9)

Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered hereunder include unsold securities previously registered pursuant to the 2022 Registration Statement. The 2022 Registration Statement registered the offer and sale of an indeterminate number of shares of common stock, preferred stock, and warrants to purchase common stock or preferred stock, or units of one or more of the aforementioned securities having an aggregate initial offering price not to exceed $100,000,000, inclusive of the April 2023 Warrant Shares and the November 2024 Warrant Shares (as defined below) (collectively, the “2022 Registered Securities”). As of the date of filing of this registration statement, $80,792,650 of the 2022 Registered Securities that remain unsold under the 2022 Registration Statement (such unsold securities, the “Carry Forward Securities”). Pursuant to Rule 415(a)(6) under the Securities Act, the aggregate filing fee of $7,677.11 relating to the Carry Forward Securities will continue to be applied to the Carry Forward Securities registered pursuant to this registration statement.

The registrant is re-registering the April 2023 Warrant Shares and the November 2024 Warrant shares on this registration statement. The registrant is also registering on this registration statement (i) the February 2022 Warrant Shares, (ii) the April 2023 Warrant Shares, and (iii) new unallocated securities with an aggregate initial offering price of $51,535,115 (the “New Unallocated Securities”). To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the registrant sells any Carry Forward Securities pursuant to the 2022 Registration Statement, the Registrant will identify in a pre-effective amendment to this registration statement the updated amount of Carry Forward Securities to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of New Unallocated Securities to be registered on this registration statement. Pursuant to Rule 415(a)(6), the offering of the Carry Forward Securities under the 2022 Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

A net filing fee of $14,147.23 is being paid in connection with the filing of this registration statement.

(10)	Consists of shares of common stock issuable upon the exercise of 728,850 outstanding warrants with an exercise price of $9.50 per share (the “November 2024 Warrant Shares”). Such warrants were previously issued and sold pursuant to the 2022 Registration Statement.